                                                                   EXHIBIT 20.6


                                      UCFC
                                UCFC LOAN TRUST
                                 SERIES 1996-B1
                               RESERVE FUND TRUST
                        STATEMENT TO CERTIFICATEHOLDERS

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                                                          DISTRIBUTIONS IN DOLLARS
                                  PRIOR                                                                                     CURRENT
                 ORIGINAL       PRINCIPAL                                                   REALIZED     DEFERRED          PRINCIPAL
 CLASS          FACE VALUE       BALANCE        INTEREST       PRINCIPAL       TOTAL         LOSSES      INTEREST           BALANCE
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  A TRUST          0.00           0.00            0.00            0.00          0.00          0.00         0.00               0.00
  B TRUST          0.00           0.00            0.00            0.00          0.00          0.00         0.00               0.00










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TOTALS             0.00           0.00            0.00            0.00          0.00          0.00         0.00               0.00
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                               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     PASS-THROUGH
                                    PRIOR                                                     CURRENT               RATES
                                  PRINCIPAL                                                  PRINCIPAL
 CLASS          CUSIP              BALANCE        INTEREST       PRINCIPAL       TOTAL        BALANCE       CURRENT            NEXT
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  A TRUST                         0.000000       0.000000        0.000000        0.000000     0.000000        NA                NA
  B TRUST                         0.000000       0.000000        0.000000        0.000000     0.000000        NA                NA













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SELLER:                                 UCFC Acceptance Corporation           ADMINISTRATOR:                        Vince Valdes
SERVICER:                          United Companies Lending Corporation                                        Bankers Trust Company
LEAD UNDERWRITER:                       UCFC Acceptance Corporation                                                 3 Park Plaza
RECORD DATE:                                   July 31, 1996                                                      Irvine, CA 92714
DISTRIBUTION DATE:                            August 15, 1996                 FACTOR INFORMATION:                  (800) 735-7777
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                                       (C) COPYRIGHT 1996 Bankers Trust Company

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